Exhibit 5.1

[Letterhead of Holland & Hart LLP]

May 21, 2012

Westmoreland Coal Company

9540 South Maroon Circle, Suite 22

Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as special counsel to Westmoreland Coal Company, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 filed by the Company with the Commission on May 21, 2012 (the “Registration Statement”), relating to the registration of the offer by the Company and Westmoreland Partners, a Virginia partnership and an indirect wholly owned subsidiary of the Company (the “Partnership” and together with the “Company,” the “Co-Issuers”), to exchange up to $125,000,000 aggregate principal amount of the Co-Issuers’ 10.750% Senior Secured Notes due 2018 registered under the Securities Act (the “New Notes”) for the Co-Issuers’ existing 10.750% Senior Secured Notes due 2018 (the “Old Notes”). The New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Westmoreland Energy LLC, a Delaware limited liability company, Westmoreland — North Carolina Power L.L.C., a Virginia limited liability company, WEI-Roanoke Valley, Inc., a Delaware corporation, Westmoreland Roanoke Valley, L.P., a Delaware limited partnership, Westmoreland Resources, Inc., a Delaware corporation, WRI Partners, Inc., a Delaware corporation, Westmoreland Kemmerer, Inc., a Delaware corporation, Westmoreland Coal Sales Company, Inc,. a Delaware corporation, Westmoreland Power, Inc., a Delaware corporation, and WCC Land Holding Company, Inc., a Delaware corporation (collectively, the “Guarantors”). We refer to Westmoreland—North Carolina Power L.L.C. in this opinion letter as the “Virginia Guarantor”). The New Notes will be issued under an Indenture, dated as of February 4, 2011, as supplemented by a Supplemental Indenture, dated as of January 31, 2012 (the “Indenture”), by and among the Company and the Partnership, as co-issuers of the Old Notes and New Notes, the Guarantors, and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”). At your request, this opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act for filing as an exhibit to the Registration Statement.

In connection with rendering this opinion, we have examined originals or copies of (1) the Registration Statement, including the form of the prospectus included therein, (2) the Indenture, including the forms of the notes and the Guarantees to be endorsed on the New Notes, attached as exhibits thereto, (3) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement, and (4) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness (without verification) of all statements of fact contained therein. We have also assumed, with your approval, that (a) the Indenture has been duly authorized, executed and delivered by all parties thereto and (b) the New Notes and the Guarantees will conform to the form thereof attached as an Exhibit to the Indenture.

In connection with this opinion, we have assumed that the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Based on the foregoing, and subject to the limitations, exceptions, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when (a) the Registration Statement becomes effective under the Securities Act, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the New Notes have been exchanged for Old Notes in the manner described in the Registration Statement, including the prospectus included therein, and (d) the New Notes and the Guarantees to be endorsed on the New Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (i) the New Notes will constitute valid and binding obligations of the Company and the Partnership, respectively, enforceable against the Company and the Partnership in accordance with their terms and (ii) the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indenture (including the New Notes and the Guarantees) that (i) purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) may have the effect of discouraging or preventing a change in control of the Company, in each case to the extent otherwise contrary to public policy, (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of federal or state securities laws or (c) the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) usury laws and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The foregoing opinions are based on and are limited to the contract laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, and the relevant federal law of the United States of America, and we render no opinion with respect to any other laws or the laws of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware. Further, we are not licensed to practice in the State of Virginia, and we have made no investigation of, and do not express or imply an opinion on, the laws of such state. Various issues pertaining to Virginia law, including the existence of the Partnership and the Virginia Guarantor, their power and authority to enter into the transactions contemplated by the Indenture and the due authorization of the instruments to be executed and delivered by the Partnership and the Virginia Guarantor, are addressed in the opinion of Williams, Mullen, Clark & Dobbins, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ HOLLAND & HART LLP
HOLLAND & HART LLP